Exhibit 99.1

ELECTRONIC ARTS REPORTS Q4 FY11 AND FY11 FINANCIAL RESULTS

Reports Q4 GAAP Profit, Guides to Full-Year GAAP Profit in FY12

Record-Breaking Year for Non-GAAP Digital Revenue – Up 46% to $833 Million

Battlefield 3 Pre-Orders Up More Than 700% Vs. Battlefield: Bad Company 2 in 2010

REDWOOD CITY, CA – May 4, 2011 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its fourth fiscal quarter and fiscal year ended March 31, 2011.

“We’re happy to report another strong quarter, top and bottom line. We’re particularly proud of the scale and growth rate of our digital business,” said John Riccitiello, CEO. “EA is building its digital business in a way only EA can, with key brands performing well cross-platform from mobile, to social to console.”

“Our fourth quarter and full year non-GAAP EPS hit the top of our guidance range,” said Eric Brown, Chief Financial Officer. “Digital revenue exceeded our $750 million full year non-GAAP target, driving higher profitability.”

Selected Operating Highlights and Metrics:

—	EA was the #1 publisher in the Western World in Q4 on high definition consoles and #1 on the PC. EA was the #1 publisher in Europe and increased segment share by three points to 20%.
—

EA delivered 15 titles rated 80 or above by Metacritic in fiscal 2011. Mass Effect™ 2 won more than 150 quality awards including Game of the Year at both the Academy of Interactive Arts and Sciences and the British Academy of Film and Television Arts.

—

EA held 15 of the top 25 paid games on the iPhone® Easter Weekend. Revenue from iOS devices and from our Playfish social gaming site both increased by more than 100% in the fourth quarter as compared to the same period fiscal 2010.

—	EA shipped seven titles in the fourth quarter that have already sold in over 1 million units each, life to date. Crysis® 2, Dragon Age™ 2, and Dead Space™ 2 each sold in more than two million units.
—

Life to date, including digital, FIFA 11 sold in 12 million units; Battlefield: Bad Company™ 2 sold in over seven million units; and Medal of Honor™, Need for Speed™ Hot Pursuit, and Madden NFL 11 each sold in over five million units.

—	Cumulative sales of Dead Space 2 are currently 40% higher than sales of the original Dead Space game over a comparable period.
—	The EA SPORTS™ FIFA franchise generated over $100 million in non-GAAP digital revenue in fiscal 2011.

Investors: Peter Ausnit, 650-628-7327	Media: Jeff Brown, 650-628-7922

Q4 FY11 Financial Highlights:

Non-GAAP net revenue was $995 million, exceeding guidance of $850 million to $950 million. Non-GAAP EPS was $0.25, at the high end of guidance of $0.15 to $0.25.

(in millions of $ except per share amounts)	Quarter Ended 3/31/11	Quarter Ended 3/31/10
Net Digital Revenue	$211	$144
Net Publishing Packaged Goods and Other Revenue	838	794
Net Distribution Packaged Goods Revenue	41	41

GAAP Total Net Revenue	1,090	979

Non-GAAP Net Digital Revenue	$268	$156
Non-GAAP Net Publishing Packaged Goods and Other Revenue	686	653
Non-GAAP Net Distribution Packaged Goods Revenue	41	41

Non-GAAP Total Net Revenue	995	850

GAAP Net Income	151	30
Non-GAAP Net Income	83	23
GAAP Diluted Earnings Per Share	0.45	0.09
Non-GAAP Diluted Earnings Per Share	0.25	0.07

Cash Flow from Operations	253	253

Trailing Twelve Month (TTM) Financial Highlights:
(in millions of $ except per share data)	Year Ended 3/31/11	Year Ended 3/31/10
GAAP Net Revenue	$3,589	$3,654
GAAP Net Loss	(276)	(677)
GAAP Diluted Loss Per Share	(0.84)	(2.08)

Non-GAAP Net Revenue	3,828	4,159
Non-GAAP Net Income	233	145
Non-GAAP Diluted Earnings Per Share	0.70	0.44

Cash Flow from Operations	320	152

Q4 FY11 Digital Metrics:
(in millions)	Quarter Ended 3/31/11	Quarter Ended 3/31/10
GAAP Net Mobile Revenue	$70	$55
Monthly Active Users (MAU) in Social Games	36	51
Core Registered Users	112	61

Business Outlook as of May 4, 2011

The following forward-looking statements, as well as those made above, reflect expectations as of May 4, 2011. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction initiatives; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

First Quarter Fiscal Year 2012 Expectations – Ending June 30, 2011

—	GAAP net revenue is expected to be approximately $910 to $950 million.
—	Non-GAAP net revenue is expected to be approximately $460 to $500 million.
—	GAAP diluted earnings per share is expected to be approximately $0.44 to $0.53.
—	Non-GAAP diluted loss per share is expected to be approximately $(0.49) to $(0.44).
—

For purposes of calculating first quarter fiscal year 2012 earnings/loss per share, the Company estimates a diluted share count of 334 million for GAAP earnings per share and 330 million for non-GAAP loss per share.

—	Expected non-GAAP net income excludes the following items from expected GAAP net income:
¡	Non-GAAP net revenue is expected to be approximately $450 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
¡	Approximately $40 to 45 million of estimated stock-based compensation;
¡	Approximately $16 million of acquisition-related expenses;
¡	Approximately $5 million of restructuring charges; and
¡	Non-GAAP tax expenses are expected to be $68 to $75 million lower than GAAP tax expenses.

Fiscal Year 2012 Expectations – Ending March 31, 2012

—	GAAP net revenue is expected to be approximately $3.7 to $3.9 billion.
—	Non-GAAP net revenue is expected to be approximately $3.75 to $3.95 billion.
—	GAAP diluted earnings per share is expected to be between break-even and $0.28.
—	Non-GAAP diluted earnings per share is expected to be approximately $0.70 to $0.90.
—	For purposes of calculating fiscal year 2012 earnings per share, the Company estimates a diluted share count of 329 million.
—	Expected non-GAAP net income excludes the following items from expected GAAP net income:
¡	Non-GAAP net revenue is expected to be approximately $50 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

¡	Approximately $160 million of estimated stock-based compensation;
¡	Approximately $50 million of acquisition-related expenses;
¡	Approximately $10 million of restructuring charges; and
¡	Non-GAAP tax expenses are expected to be $40 to $65 million higher than GAAP tax expenses.

Fiscal Year 2012 Key Titles by Label and Platform – this list excludes Star Wars®: The Old Republic™, which is scheduled to launch in the second half of calendar 2011.

Q1

Games	Alice: Madness Returns(2)	Console		PC
	Portal 2(1)	Console		PC
	Shadows of the Damned(2)	Console
Play	Darkspore			PC

Q2
Sports	FIFA 12	Console	Handheld/Mobile	PC
	Madden NFL 12	Console	Handheld/Mobile
	NCAA Football 12	Console
	NHL 12	Console
Play	Harry Potter And The Deathly Hallows Part 2	Console	Handheld/Mobile	PC

Q3
Games	Battlefield 3	Console	Handheld/Mobile	PC
	Need for Speed The Run	Console	Handheld/Mobile	PC
Sports	FIFA Manager 12			PC
Play	The Sims Game TBA	Console	Handheld/Mobile
EAi	Hasbro Family Game Night 4	Console

Q4
Games	Kingdoms of Amalur: Reckoning(2)	Console		PC
	Mass Effect 3	Console	Handheld/Mobile	PC
Sports	SSX	Console
	Sports Game TBA	Console
	Sports Game TBA	Console
	Sports Game TBA	Console
	Sports Game TBA	Console		PC

Note: (1) Distribution Title, (2) Co-Published Title.

This Key Titles Schedule is current as of May 4, 2011 and is subject to change. Electronic Arts assumes no obligation to update this schedule.

Conference Call and Supporting Documents

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the fourth quarter ended March 31, 2011 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (877) 418-3422; (706) 643-3915, access code: 59719140, or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until May 11, 2011 at (706) 645-9291, access code 59719140. A webcast archive of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

—	Acquisition-related expenses
—	Change in deferred net revenue (packaged goods and digital content)
—	Gain (loss) on strategic investments
—	Loss on lease obligation and facilities acquisition
—	Loss on licensed intellectual property commitment
—	Restructuring charges
—	Stock-based compensation
—	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.

Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Gain (Loss) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Loss on Lease Obligation and Facilities Acquisition. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. These leases expired in July 2009, and had previously been accounted for as operating leases. The total amount paid under the terms of the leases was $247 million, of which $233 million related to the purchase price of the facilities and $14 million was for the loss on our lease obligation. In addition, Electronic Arts recorded a tax benefit of approximately $31 million, consisting of approximately $6 million related to the loss on our lease obligation, and a $25 million reduction in our valuation allowance due to the acquisition. As a result of this lease obligation and facility acquisition, on an after-tax basis, Electronic Arts incurred a positive net income effect of $17 million. Electronic Arts’ management excluded the effect of this transaction when evaluating the Company’s operating performance and when assessing the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Accordingly, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fiscal year 2012 guidance information under the heading “Business Outlook”, and the fiscal year 2012 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PlayStation®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing platforms; the financial impact of acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment;

the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and determine deferred tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010.

These forward-looking statements are current as of May 4, 2011. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2011. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2011.

About Electronic Arts

Electronic Arts (NASDAQ:ERTS) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 100 million registered players and operates in 75 countries.

In fiscal 2011, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed, Battlefield, and Mass Effect. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Peter Ausnit	Jeff Brown
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-7327	650-628-7922
pausnit@ea.com	jbrown@ea.com

EA, EA SPORTS, Dead Space, Medal of Honor, Need for Speed, Alice: Madness Returns, SSX, Darkspore and The Sims are trademarks of Electronic Arts Inc. Dragon Age is a trademark of EA International (Studio and Publishing) Ltd. Battlefield: Bad Company is a trademark of EA Digital Illusions CE AB. FAMILY GAME NIGHT is a trademark of Hasbro and used with permission. Crysis is a registered trademark of Crytek. HARRY POTTER characters, names and related indicia are trademarks of and © Warner Bros. Entertainment Inc. STAR WARS and related properties are trademarks in the United States and/or other countries of Lucasfilm Ltd. and/or its affiliates. Shadows of the Damned is a trademark of GRASSHOPPER MANUFACTURE INC. John Madden is a trademark or other intellectual property of Red Bear, Inc. or John Madden. NFL is a trademark of the National Football League. NCAA is a registered trademark of the National Collegiate Athletic Association. FIFA is a trademark of FIFA. NHL is a registered trademark of National Hockey League. Xbox 360 is a trademark of the Microsoft group of companies. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc. Wii is a trademark of Nintendo. iPhone is a trademark of Apple Inc. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Net revenue	$1,090	$979	$3,589	$3,654
Cost of goods sold	328	298	1,499	1,866

Gross profit	762	681	2,090	1,788

Operating expenses:
Marketing and sales	194	171	747	730
General and administrative	75	79	301	320
Research and development	328	311	1,153	1,229
Acquisition-related contingent consideration	8	2	(17)	2
Amortization of intangibles	13	15	57	53
Restructuring and other	(1)	20	161	140

Total operating expenses	617	598	2,402	2,474

Operating income (loss)	145	83	(312)	(686)

Gain (loss) on strategic investments	-	(1)	23	(26)
Interest and other income (expense), net	4	(2)	10	6

Income (loss) before provision for (benefit from) income taxes	149	80	(279)	(706)

Provision for (benefit from) income taxes	(2)	50	(3)	(29)

Net income (loss)	$151	$30	$(276)	$(677)

Earnings (loss) per share
Basic	$0.45	$0.09	$(0.84)	$(2.08)
Diluted	$0.45	$0.09	$(0.84)	$(2.08)

Number of shares used in computation
Basic	333	327	330	325
Diluted	336	330	330	325

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net income (loss) and earnings (loss) per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income and non-GAAP diluted earnings per share.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Net income (loss)	$151	$30	$(276)	$(677)

Acquisition-related expenses	24	19	52	65
Change in deferred net revenue (packaged goods and digital content)	(95)	(129)	239	505
Loss on lease obligation (G&A)	-	-	-	14
Loss on licensed intellectual property commitment (COGS)	-	(1)	(1)	(3)
Loss (gain) on strategic investments	-	1	(23)	26
Restructuring and other	(1)	20	161	140
Stock-based compensation	38	42	174	161
Income tax adjustments	(34)	41	(93)	(86)

Non-GAAP net income	$83	$23	$233	$145

Non-GAAP diluted earnings per share	$0.25	$0.07	$0.70	$0.44

Number of shares used in Non-GAAP computation
Diluted	336	330	334	327

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2011	March 31, 2010 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,579	$1,273
Short-term investments	497	432
Marketable equity securities	161	291
Receivables, net of allowances of $304 and $217, respectively	335	206
Inventories	77	100
Deferred income taxes, net	56	44
Other current assets	327	239

Total current assets	3,032	2,585

Property and equipment, net	513	537
Goodwill	1,110	1,093
Acquisition-related intangibles, net	144	204
Deferred income taxes, net	49	52
Other assets	80	175

TOTAL ASSETS	$4,928	$4,646

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$228	$91
Accrued and other current liabilities	768	717
Deferred net revenue (packaged goods and digital content)	1,005	766

Total current liabilities	2,001	1,574

Income tax obligations	192	242
Deferred income taxes, net	37	2
Other liabilities	134	99

Total liabilities	2,364	1,917

Common stock	3	3
Paid-in capital	2,495	2,375
Retained earnings (accumulated deficit)	(153)	123
Accumulated other comprehensive income	219	228

Total stockholders’ equity	2,564	2,729

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,928	$4,646

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
OPERATING ACTIVITIES

Net income (loss)	$151	$30	$(276)	$(677)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Acquisition-related contingent consideration	8	2	(17)	2
Depreciation, amortization and accretion, net	42	50	180	192
Net (gains) losses on investments and sale of property and equipment	(1)	2	(25)	22
Other non-cash restructuring charges	-	11	1	39
Stock-based compensation	38	42	176	187
Change in assets and liabilities:
Receivables, net	58	290	(122)	(66)
Inventories	29	46	25	123
Other assets	14	71	5	18
Accounts payable	55	(93)	114	(57)
Accrued and other liabilities	(38)	(95)	(4)	(138)
Deferred income taxes, net	(8)	26	24	2
Deferred net revenue (packaged goods and digital content)	(95)	(129)	239	505

Net cash provided by operating activities	253	253	320	152

INVESTING ACTIVITIES

Purchase of headquarters facilities	-	-	-	(233)
Capital expenditures	(21)	(22)	(59)	(72)
Proceeds from sale of marketable equity securities	-	7	132	17
Proceeds from maturities and sales of short-term investments	160	53	442	710
Purchase of short-term investments	(147)	(135)	(514)	(611)
Acquisition-related restricted cash	-	-	-	(100)
Acquisition of subsidiaries, net of cash acquired	-	(4)	(16)	(283)

Net cash used in investing activities	(8)	(101)	(15)	(572)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	17	14	34	39
Excess tax benefit from stock-based compensation	1	1	1	14
Repurchase and retirement of common stock	(58)	-	(58)	-

Net cash provided by (used in) financing activities	(40)	15	(23)	53

Effect of foreign exchange on cash and cash equivalents	21	(8)	24	19

Increase (decrease) in cash and cash equivalents	226	159	306	(348)
Beginning cash and cash equivalents	1,353	1,114	1,273	1,621

Ending cash and cash equivalents	1,579	1,273	1,579	1,273

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$979	$815	$631	$1,053	$1,090	11%
Change in deferred net revenue (packaged goods and digital content)	(129)	(276)	253	357	(95)

Non-GAAP net revenue	$850	$539	$884	$1,410	$995	17%

Gross Profit
GAAP gross profit	$681	$593	$268	$467	$762	12%
Change in deferred net revenue (packaged goods and digital content)	(129)	(276)	253	357	(95)
Acquisition-related expenses	2	3	3	3	3
Loss on licensed intellectual property commitment (COGS)	(1)	-	(1)	-	-
Stock-based compensation	1	1	-	1	-

Non-GAAP gross profit	$554	$321	$523	$828	$670	21%

GAAP gross profit % (as a % of GAAP net revenue)	70%	73%	42%	44%	70%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	65%	60%	59%	59%	67%

Operating Income (Loss)
GAAP operating income (loss)	$83	$98	$(252)	$(303)	$145	75%
Acquisition-related expenses	19	20	(10)	18	24
Change in deferred net revenue (packaged goods and digital content)	(129)	(276)	253	357	(95)
Loss on licensed intellectual property commitment (COGS)	(1)	-	(1)	-	-
Restructuring and other	20	2	6	154	(1)
Stock-based compensation	42	47	43	46	38

Non-GAAP operating income (loss)	$34	$(109)	$39	$272	$111	226%

GAAP operating income (loss) % (as a % of GAAP net revenue)	8%	12%	(40%)	(29%)	13%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	4%	(20%)	4%	19%	11%

Net Income (Loss)
GAAP net income (loss)	$30	$96	$(201)	$(322)	$151	403%
Acquisition-related expenses	19	20	(10)	18	24
Change in deferred net revenue (packaged goods and digital content)	(129)	(276)	253	357	(95)
Loss on licensed intellectual property commitment (COGS)	(1)	-	(1)	-	-
Loss (gain) on strategic investments	1	5	(28)	-	-
Restructuring and other	20	2	6	154	(1)
Stock-based compensation	42	47	43	46	38
Income tax adjustments	41	28	(30)	(57)	(34)

Non-GAAP net income (loss)	$23	$(78)	$32	$196	$83	261%

GAAP net income (loss) % (as a % of GAAP net revenue)	3%	12%	(32%)	(31%)	14%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	3%	(14%)	4%	14%	8%

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.09	$0.29	$(0.61)	$(0.97)	$0.45	400%
Non-GAAP earnings (loss) per share	$0.07	$(0.24)	$0.10	$0.59	$0.25	257%

Number of diluted shares used in computation
GAAP	330	332	329	332	336
Non-GAAP	330	328	333	335	336

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Geography Net Revenue

North America	510	451	327	528	530	4%
Europe	418	317	262	477	507	21%
Asia	51	47	42	48	53	4%

Total GAAP Net Revenue	979	815	631	1,053	1,090	11%

North America	(55)	(184)	142	169	(56)
Europe	(78)	(81)	122	163	(45)
Asia	4	(11)	(11)	25	6

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(129)	(276)	253	357	(95)

North America	455	267	469	697	474	4%
Europe	340	236	384	640	462	36%
Asia	55	36	31	73	59	7%

Total Non-GAAP Net Revenue	850	539	884	1,410	995	17%

North America	52%	55%	52%	50%	49%
Europe	43%	39%	41%	45%	46%
Asia	5%	6%	7%	5%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	54%	49%	53%	50%	48%
Europe	40%	44%	43%	45%	46%
Asia	6%	7%	4%	5%	6%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition

Publishing and Other	794	586	441	767	838	6%
Wireless, Internet-derived, and Advertising (Digital)	144	176	161	195	211	47%
Distribution	41	53	29	91	41	-

Total GAAP Net Revenue	979	815	631	1,053	1,090	11%

Publishing and Other	(141)	(288)	248	341	(152)
Wireless, Internet-derived, and Advertising (Digital)	12	12	5	16	57
Distribution	-	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(129)	(276)	253	357	(95)

Publishing and Other	653	298	689	1,108	686	5%
Wireless, Internet-derived, and Advertising (Digital)	156	188	166	211	268	72%
Distribution	41	53	29	91	41	-

Total Non-GAAP Net Revenue	850	539	884	1,410	995	17%

Publishing and Other	81%	72%	70%	73%	77%
Wireless, Internet-derived, and Advertising (Digital)	15%	21%	26%	18%	19%
Distribution	4%	7%	4%	9%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	77%	55%	78%	79%	69%
Wireless, Internet-derived, and Advertising (Digital)	18%	35%	19%	15%	27%
Distribution	5%	10%	3%	6%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	276	262	172	285	336	22%
PLAYSTATION 3	272	209	152	282	357	31%
Wii	71	40	25	130	71	-
PlayStation 2	22	11	29	20	4	(82%)

Total Consoles	641	522	378	717	768	20%

Mobile	55	52	49	59	70	27%
PSP	37	19	17	22	16	(57%)
Nintendo DS	22	11	8	49	28	27%

Total Mobile and Handhelds	114	82	74	130	114	-

PC	178	186	157	155	171	(4%)
Other	46	25	22	51	37	(20%)

Total GAAP Net Revenue	979	815	631	1,053	1,090	11%

Xbox 360	6	(121)	96	126	(12)
PLAYSTATION 3	(83)	(89)	150	131	(75)
Wii	(31)	(5)	24	39	(44)
PlayStation 2	(11)	(5)	1	(1)	-
Mobile	-	-	-	5	(3)
PSP	(20)	(1)	4	-	(6)
Nintendo DS	(6)	(4)	1	8	(6)
PC	16	(51)	(23)	49	51

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	(129)	(276)	253	357	(95)

Xbox 360	282	141	268	411	324	15%
PLAYSTATION 3	189	120	302	413	282	49%
Wii	40	35	49	169	27	(33%)
PlayStation 2	11	6	30	19	4	(64%)

Total Consoles	522	302	649	1,012	637	22%

Mobile	55	52	49	64	67	22%
PSP	17	18	21	22	10	(41%)
Nintendo DS	16	7	9	57	22	38%

Total Mobile and Handhelds	88	77	79	143	99	13%
PC	194	135	134	204	222	14%
Other	46	25	22	51	37	(20%)

Total Non-GAAP Net Revenue	850	539	884	1,410	995	17%

Xbox 360	28%	32%	27%	27%	31%
PLAYSTATION 3	28%	26%	24%	27%	33%
Wii	7%	5%	4%	12%	6%
PlayStation 2	2%	1%	5%	2%	-

Total Consoles	65%	64%	60%	68%	70%

Mobile	6%	7%	8%	5%	6%
PSP	4%	2%	3%	2%	1%
Nintendo DS	2%	1%	1%	5%	3%

Total Mobile and Handhelds	12%	10%	12%	12%	10%
PC	18%	23%	25%	15%	16%
Other	5%	3%	3%	5%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	33%	26%	30%	29%	33%
PLAYSTATION 3	22%	22%	34%	30%	28%
Wii	5%	7%	6%	12%	3%
PlayStation 2	1%	1%	3%	1%	-

Total Consoles	61%	56%	73%	72%	64%

Mobile	6%	10%	6%	4%	7%
PSP	2%	3%	2%	2%	1%
Nintendo DS	2%	1%	1%	4%	2%

Total Mobile and Handhelds	10%	14%	9%	10%	10%

PC	24%	25%	15%	14%	22%
Other	5%	5%	3%	4%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	YOY % Change
CASH FLOW DATA

Operating cash flow	253	(148)	(134)	349	253	-
Operating cash flow - TTM	152	332	192	320	320	111%
Capital expenditures	22	11	12	15	21	(5%)
Capital expenditures - TTM	72	75	61	60	59	(18%)

BALANCE SHEET DATA

Cash and cash equivalents	1,273	1,057	1,056	1,353	1,579	24%
Short-term investments	432	480	495	511	497	15%
Marketable equity securities	291	193	106	107	161	(45%)
Receivables, net	206	103	444	390	335	63%
Inventories	100	82	155	105	77	(23%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	766	490	743	1,100	1,005
Less: Beginning of the quarter	895	766	490	743	1,100

Change in deferred net revenue (packaged goods and digital content)	(129)	(276)	253	357	(95)

STOCK-BASED COMPENSATION

Cost of goods sold	1	1	-	1	-
Marketing and sales	4	4	6	6	5
General and administrative	9	12	10	10	8
Research and development	28	30	27	29	25

Total Stock-Based Compensation (excluding restructuring and other)	42	47	43	46	38
Restructuring and other	-	-	-	2	-

Total Stock-Based Compensation (including restructuring and other)	42	47	43	48	38

EMPLOYEES	7,842	7,758	7,820	7,742	7,645	(3%)